Exhibit 10.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

M2I GLOBAL, INC.

PROMISSORY NOTE

$3,000,000	As of November __, 2026

1. FOR VALUE RECEIVED, M2i Global, Inc., a Nevada corporation with an address at 885 Tahoe Boulevard, Incline Village, NV, 89451, United States of America (hereinafter referred to as the “Maker”), promises to pay to the order of Happy Growth Group Limited, a British Virgin Islands company (hereinafter referred to as “Payee”) having an address at 11th Floor, COFCO Tower, 262 Gloucester Road, Causeway Bay, Hong Kong, or at such other place as may be designated in writing by the holder of this promissory note (this “Note”), the principal sum of $3,000,000 (Three Million United States Dollars), with all principal due and payable in full in the earlier to occur of (x) December 31, 2026 or as mutually agreed between Maker and Payee or (y) an Event of Default (as defined in Section 6 hereof).

2. Guaranty by GTL. All obligations of the Maker under this Note, including without limitation, payment of principal, shall be unconditionally guaranteed by Graphex Technologies LLC, a Delaware limited liability company (“GTL”), and the holder of this Note shall be entitled to all of the benefits of such guarantee. The Guaranty attached hereto as Exhibit A and executed as of even date with this Note is hereby incorporated by reference.

3. Prepayment. Maker may at any time voluntarily prepay this Note in full or in part, without premium or penalty.

4. Covenants. For so long as all or any portion of the principal under this Note outstanding, the Maker shall not take any of the following actions with respect to GTL, and shall cause GTL to not take any of the following actions, in each case, without the prior written consent of the Payee:

(a) sell, assign, transfer, redeem, pledge or otherwise dispose of or encumber any of the limited liability company interests of GTL;

(b) permit GTL to issue any additional limited liability company interest or other equity interest, or any option, warrant or other right to acquire an equity interest;

(c) cause the GTL to fail to maintain its existence and good standing under Delaware law;

(d) not promptly notify the Payee of any change in the legal name, trade name, jurisdiction or form of organization, or organizational identification number of GTL; or

(e) take any action that would cause a material breach or default under the terms and conditions of the amended and restated limited liability company agreement of GTL.

5. Event of Default. At the option of the holder, this Note and all principal payable hereby shall become immediately due and payable (“Event of Default”) with written notice or demand upon:

(a) the occurrence at any time of a default in any payment of principal or interest due hereunder, which default is not cured within ten (10) business days after the date such payment was due;

(b) in the event that Maker shall, at any time prior to the payment of the entire amount of principal, fail to own, beneficially and of record, one hundred percent (100%) of the limited liability company interests or other equity interests in GTL or any surviving, resulting or successor entity; or

(c) If the Maker or GTL shall make an assignment for the benefit of creditors, or shall commence a case under the federal bankruptcy laws, or any state insolvency laws, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of any such entity; or if, within 60 days after the commencement of an action against any such entity seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, such action shall not have been dismissed or all orders entered therein or proceedings thereunder affecting its business, operations and properties shall not have been vacated, or any such entity shall otherwise liquidate its business or cease operating as a going concern.

6. Rights and Remedies After An Event of Default. Upon the occurrence and during the continuance of an Event of Default, simple interest at the rate of two percent (2%) per annum, from the date of occurrence of an Event of Default until the full payment or settlement of the principal shall be payable by the Maker to the Payee. Interest on the principal shall be computed on the basis of the actual number of days the principal is outstanding on the basis of a 365-day or 366-day year, as is applicable. Interest shall accrue on the principal on the day on which s an Event of Default occurs, and shall not accrue on the day on which, the principal or any portion of the principal, is paid. Further, the Payee may, without prior notice or demand to the Maker (except as required by applicable law that cannot be waived), in addition to all rights and remedies available under the Note, the UCC and other applicable law:

(a) exercise all voting, management, economic and other rights relating to the Pledged Interests and receive all distributions thereon;

(b) collect, receive, hold, sell, assign or otherwise dispose of any or all Pledged Interests at public or private sale, in one or more transactions, on commercially reasonable terms; and

(c) exercise any other right or remedy of a secured party with respect to the Pledged Interests.

7. Proxy and Power of Attorney. The Maker grants to the Payee an irrevocable proxy, coupled with an interest, effective only upon the occurrence and during the continuance of an Event of Default, to (a) receive and endorse distributions, (b) make necessary filings, and (c) and take other actions reasonably necessary to enforce this Agreement. The Payee shall have no obligation to exercise any such power.

8. Application of Proceeds. The Payee shall apply cash and proceeds received through enforcement first to the reasonable costs and expenses of enforcement, including reasonable attorneys’ fees, and then to the principal followed, subject to applicable law. The Maker remains liable for any deficiency, and any surplus shall be paid to the Maker or other person legally entitled thereto.

9. Payment of Expenses. In addition to and not in limitation of the foregoing, Maker further agrees to pay all expenses, including reasonable attorney’s fees and legal expenses, incurred by the holder of this Note in collecting or attempting to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. The Maker for itself and its successors and assigns hereby waive the right to trial by jury in any action or proceeding instituted in respect of this Note.

10. Waiver and Amendments. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both the Maker and the Payee.

11. Successors and Assigns. This Note shall be binding upon the Maker, GTL and their respective successors and permitted assigns and shall inure to the benefit of the Payee and its successors and assigns. The Payee may, at any time and without notice to or the consent of the Maker, assign, transfer or sell this Note in whole, but not in part, or pledge this Note or any of its rights hereunder. Any successor or assignee of the Payee shall succeed to the rights so assigned or transferred and, to the extent thereof, shall be deemed the “Payee” for purposes of this Note. The Maker may not assign or delegate any of its rights or obligations under this Note without the prior written consent of the Payee not to be unreasonably withheld.

12. Governing law and Jurisdiction. This Note and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of New York applicable to contracts made and performed entirely within the State of New York without regard to conflicts of law rules applied in the State of New York. The Maker for itself and its successors and assigns hereby consents to personal jurisdiction over it and them in the courts of the State of New York, county of New York and of any federal court located in such jurisdiction in connection with any action or proceeding arising out of or related to this Note. The Maker for itself and its successors and assigns agrees that service of process upon it or them may be made in any manner permitted by the laws of the State of New York and in addition thereto specifically agrees that service of process will be deemed sufficient for personal jurisdiction over it or them if service is made by registered or certified mail, to Maker’s address as set forth herein or to any office or successor office established by Maker or such party.

13. Severability. Any provision hereof which may prove invalid, illegal, or unenforceable under any law shall not affect the validity of any other provision hereof.

14. This Note may not be terminated orally, but only by a writing signed by the holder thereof.

15. Termination and Release. After the obligations have been indefeasibly paid and performed in full and the Payee has no further commitment or contingent claim under the Note, the Payee shall, at the Maker’s expense, release its security interest, return any certificates and transfer instruments held by it, and authorize the filing of appropriate UCC termination statements.

[Signature page follows]

IN WITNESS WHEREOF, Maker and GTL have caused this Note to be executed in their name and behalf by their signatories thereunto duly authorized as of the 4th day of November, 2026.

M2i Global, Inc.
(A Nevada Corporation)

By:
Name:	Alberto Rosende
Title:	Chief Executive Officer

Graphex Technologies LLC
(A Delaware limited liability company)

By:
Name:
Title:

Endorsement

FOR VALUE RECEIVED, Happy Growth Group Limited, a British Virgin Islands company, hereby assigns, transfers and endorses to the order of Graphex Group Limited, a Cayman Islands corporation having an address at 11th Floor, COFCO Tower, 262 Gloucester Road, Causeway Bay, Hong Kong, all of its right, title and interest in and to this Promissory Note, together with all rights and remedies arising hereunder.

Dated: ___________________, 2026

HAPPY GROWTH GROUP LIMITED

By:
Name:
Title:

EXHIBIT A

GUARANTY

The undersigned, GRAPHEX TECHNOLOGIES LLC, a Delaware limited liability company (“GTL”) does hereby unconditionally guarantee to HAPPY GROWTH GROUP LIMITED, a British Virgin Islands Company, and any other holder of the foregoing promissory note (the “Payee”) dated as of [DATE] ____, 2026 made by M2I GLOBAL, INC., a Nevada corporation (“Maker”), to the order of Payee in the principal amount of $3,000,000 (the “Note”), the due and punctual payment and performance of all obligations of the Maker under the Note and all amendments, extensions and replacements thereof, including without limitation, payment in full of all principal, and all expenses of enforcement of Maker’s obligations and liabilities under the Note, including reasonable attorney’s fees. This guaranty is a guaranty of payment and not just of collectability, and may be proceeded upon immediately after failure of the Maker to pay or perform any obligations or liabilities under the Note. Any change in GTL’s legal name or trade name shall not release or otherwise affect its obligations under this Guaranty, which shall remain in full force and effect and bind the Guarantor under any new name. This Guaranty shall terminate upon the payment in full of the principal due under the Note.

GTL hereby consents and agrees that, without notice to or further consent of GTL, and without releasing, impairing or otherwise affecting the obligations of GTL under this Guaranty, the Payee and the Maker may from time to time (a) renew, extend, modify, amend, supplement, restate or replace the Note or any term thereof, including without limitation any change in the time, manner, place or amount of payment of principal thereunder, and (b) take, exchange, substitute, release, subordinate, modify, amend or otherwise deal with any collateral or security interest (including without limitation the pledge of the limited liability company interests in GTL) now or hereafter securing the Note or this Guaranty, or any agreement or instrument creating, evidencing or governing any such security interest, or fail to perfect or maintain the perfection of any such security interest. GTL hereby waives notice of any of the foregoing, together with presentment, demand, protest, notice of dishonor, notice of acceptance of this Guaranty and all other notices of any kind, and agrees that this Guaranty shall extend to the Note and any such security interest as so changed, amended, extended or replaced.

The terms of the Note are hereby incorporated by reference. In the event of any direct conflict between this Guaranty and the Note, the Note shall control solely to the extent of such conflict. In all other respects, this Guaranty and the Note shall be construed cumulatively, and any additional or broader right, remedy or protection afforded to the Payee under the Note shall supplement and apply to this Guaranty.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed in its name and behalf by its signatory thereunto duly authorized as of the __ day of ________, 2026.

GRAPHEX TECHNOLOGIES LLC
(A Delaware Limited Liability Company)

By:
Name:
Title:

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